Exhibit 21.1

SUBSIDIARIES

OF

LAYNE CHRISTENSEN COMPANY

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING STOCK OWNED BY COMPANY ¿
Boyles Bros. Drilling Company	Utah	100%
Christensen Boyles Corporation	Delaware	100%
Collector Wells International, Inc.	Ohio	100%
Discretionary Trust	Zimbabwe	100%
ESEMES (Mauritius) Ltd.	Mauritius	100%
Fenix Supply, LLC	Delaware	100%
Fursol Informatica S.r.l.	Italy	100%
G&K Properties Pty Ltd	Australia	100%
Hermosa Pipeline, LLC	Delaware	100%
Inliner American, Inc.	Delaware	100%
Inliner Technologies, LLC	Indiana	100%
International Directional Services, L.L.C.	Delaware	100%
International Directional Services de Mexico S.A. de C.V.	Mexico	100%
International Directional Services of Canada, Ltd.	Ontario	100%
International Mining Services Pty Ltd	Western Australia	100%
International Water Consultants, Inc.	Ohio	100%
Inversiones Layne Energy Limitada	Chile	100%

Layne Christensen Australia Pty Limited	Australia	100%
Layne Christensen Canada Limited	Alberta	100%
Layne de Bolivia S.R.L.	Bolivia	100%
Layne de Mexico S.A. de C.V.	Mexico	100%
Layne do Brasil Sondagens Ltda.	Brazil	100%
Layne Drilling Burkina Faso S.A.R.L.	Burkina	100%
Layne Drilling Guinee SARL	Guinea	100%
Layne Drilling Mali SARL	Mali	100%
Layne Drilling Mauritania Sarl	Mauritania	100%
Layne Drilling Pty Ltd	Australia	100%
Layne Drilling (RDC) SPRL	Democratic Republic of Congo	100%
Layne Drilling Tanzania Limited	Tanzania	100%
Layne Drilling Zambia	Zambia	100%
Layne Energia Chile S.A.	Chile	85%
Layne Energy, Inc.	Delaware	100%

¿	directly or indirectly through its subsidiaries, nominees or trustees

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING STOCK OWNED BY COMPANY ¿
Layne Geo, Inc.	Delaware	100%
Layne Heavy Civil, Inc.	Indiana	100%
Layne Inliner, LLC	Indiana	100%
Layne International, LLC	Delaware	100%
Layne Puerto Rico, Inc.	Puerto Rico	100%
Layne Southwest, Inc.	New Mexico	100%
Layne SWD, LLC	Delaware	100%
Layne Texas, Incorporated	Delaware	100%
Layne Transport Co.	Indiana	100%
Layne Water Development and Storage, L.L.C.	Delaware	100%
Layne Water Midstream, LLC	Delaware	100%
Lenity Investments (Private) Limited	Zimbabwe	100%
Liner Products, LLC	Indiana	100%
Meadors Construction Co., Inc.	Florida	100%
Mid-Continent Drilling Company	Delaware	100%
PT Layne Christensen Indonesia	Indonesia	100%
SMS Holdings Pty Ltd	Australia	100%
SMS Offshore Pty Ltd	Western Australia	100%
Stamm-Scheele Incorporated	Louisiana	100%
Stanley Mining Services Pty Limited	Australia	100%
Stanley Mining Services (Botswana) (Pty) Ltd.	Botswana	100%
Stanley Mining Services (Uganda) Limited	Uganda	100%
Stanley Mining Services Zimbabwe (Private) Limited	Zimbabwe	100%
W. L. Hailey & Company, Inc.	Tennessee	100%
West Africa Holdings Pty Ltd	Australia	100%
West African Drilling Services Pty Ltd	Australia	100%
West African Drilling Services (No. 2) Pty Ltd	Australia	100%

¿	directly or indirectly through its subsidiaries, nominees or trustees